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                                                                     EXHIBIT 4.6


                             SUPPLEMENTAL INDENTURE

            This Supplemental Indenture, dated as of November 29, 2006 (this "SUPPLEMENTAL INDENTURE" or "GUARANTEE"), among NOVELIS FINANCES USA LLC, ALUMINUM UPSTREAM HOLDINGS LLC and NOVELIS SOUTH AMERICA HOLDINGS LLC (each a "NEW SUBSIDIARY GUARANTOR"), Novelis Inc. (together with its successors and assigns, the "COMPANY" or the "ISSUER"), each other existing Guarantor under the Indenture referred to below (the "SUBSIDIARY GUARANTORS"), and The Bank of New York Trust Company, N.A., as Trustee under this Indenture referred to below.

                                   WITNESSETH:

            WHEREAS, the Issuer, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of February 3, 2005 (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of Notes of the Issuer (the "NOTES");

            WHEREAS, Section 4.18 of this Indenture provides that the Company is required to cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiaries will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis; and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture to amend or supplement this Indenture, without the consent of any Holder;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in this Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "HOLDERS" in this Guarantee shall refer to the term "HOLDERS" as defined in this Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

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                                   ARTICLE II

                        AGREEMENT TO BE BOUND; GUARANTEE

            SECTION 2.1 Agreement to be Bound. The New Subsidiary Guarantor hereby becomes a party to this Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under this Indenture. The New Subsidiary Guarantor agrees to be bound by all of the provisions of this Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under this Indenture.

            SECTION 2.2 Guarantee. The New Subsidiary Guarantor agrees, on a joint and several basis with all the existing Subsidiary Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee the Obligations on a senior basis as provided in Article Ten of the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest and Special Interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and Special Interest, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the New Subsidiary Guarantors to the Holders, in their capacities as such, of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture, including Article 10 and Schedule A thereto, and reference is hereby made to the Indenture for the precise terms and any limitations of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 8.02,
8.03 and 10.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.


                                   ARTICLE III

                                  MISCELLANEOUS

            SECTION 3.1 Notices. All notices and other communications to the Subsidiary Guarantor shall be given as provided in this Indenture to the Subsidiary Guarantor, at its address set forth below, with a copy to the Issuer as provided in this Indenture for notices to the Issuer.

            SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or this Indenture or any provision herein or therein contained.

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            SECTION 3.3 THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions; and the invalidity of a particular provision in a particular jurisdictions shall not invalidate such provision in any other jurisdiction.

            SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, this Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of this Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

            SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same agreement.

            SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only, are not part of this Supplemental Indenture and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                     COMPANY:

                                     NOVELIS INC.

                                     By: /s/ Orville Lunking
                                        ---------------------------------------
                                     Name: Orville Lunking
                                     Title: Vice President and Treasurer

                                     NEW SUBSIDIARY GUARANTORS:

                                     NOVELIS FINANCES USA LLC

                                     By: /s/ David Kennedy
                                        ---------------------------------------
                                     Name: David Kennedy
                                     Title: Director and President

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                                     ALUMINUM UPSTREAM HOLDINGS LLC

                                     By: /s/ Orville Lunking
                                        ---------------------------------------
                                     Name: Orville Lunking
                                     Title: Vice President and Treasurer

                                     NOVELIS SOUTH AMERICA HOLDINGS LLC

                                     By: /s/ Orville Lunking
                                        ---------------------------------------
                                     Name: Orville Lunking
                                     Title: Vice President and Treasurer


                                     TRUSTEE

                                     THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                     By: /s/ Stefan Victory
                                        ---------------------------------------
                                     Name: Stefan Victory
                                     Title: Vice President